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                                                                    EXHIBIT 3.19


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

               GREAT SALT LAKE MINERALS AND CHEMICALS CORPORATION


                     GREAT SALT LAKE MINERALS AND CHEMICALS

CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of that Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article First of the Restated Certificate of Incorporation of the Corporation be amended, and as amended said Article shall be and read in its entirety as follows:

          "FIRST: The name of the Corporation is Great Salt Lake Minerals Corporation (hereinafter sometimes called the "Corporation")."

          SECOND: That in lieu of a meeting and vote of stockholders, the holder of all of the outstanding stock of the Corporation has given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by Max J. Reynolds, its Vice President and Assistant Treasurer, and attested by Kenneth L. Warnick, its Vice President, Secretary and Treasurer, as of the 8/th/ day of October, 1991.


                                                    GREAT SALT LAKE MINERALS AND
                                                    CHEMICALS CORPORATION

                                                    By: ________________________
                                                        Max J. Reynolds
                                                        Vice President

ATTEST:


By: ___________________________
    Kenneth L. Warnick,
    Vice President, Secretary
        and Treasurer